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EXHIBIT 10.29.1

First Amendment to Pledge and Security Agreement

        This First Amendment to the Pledge and Security Agreement (this "Amendment") is effective as of March 25, 2003, by UNION CARBIDE CORPORATION, a New York corporation ("Grantor"), in favor of THE DOW CHEMICAL COMPANY, a Delaware corporation ("Lender"), and is made with reference to that certain Pledge and Security Agreement dated March 25, 2003 (the "Pledge and Security Agreement") between Grantor and Lender. Capitalized terms used in this Amendment, but not defined in this Amendment, are as defined in the Pledge and Security Agreement.

BACKGROUND

        Grantor and Lender desire to amend Section 2.1 of the Pledge and Security Agreement.

AGREEMENT

        In consideration of the premises, agreements, provisions, and covenants contained in this Amendment and the Pledge and Security Agreement, the parties now agree as follows:

1.
Amendment to Section 2.1. Section 2.1 of the Pledge and Security Agreement is amended by replacing, in its entirety, the notwithstanding clause immediately following Subsection 2.1(d) with the following notwithstanding clause:

"Notwithstanding anything to the contrary contained above: (1) to the extent the security interest created by this Agreement is securing indebtedness for borrowed money or guarantees of indebtedness for borrowed money (collectively "Funded Debt"), such security interest shall not extend to, and the term "Collateral" shall not include, any Restricted Property (except to the extent the aggregate Funded Debt secured by Restricted Property hereunder does not exceed at any time outstanding 10% of Consolidated Net Tangible Assets); (2) so long as Grantor is bound by Section 5.5 of the Participation Agreement, the maximum principal amount of Debt Obligations secured hereunder shall not exceed at any time outstanding the sum of (x) $800,000,000 plus (y) the amount of Debt Obligations to the extent secured by Designated Joint Ventures; (3) to the extent a grant of a security interest in any Pledged Collateral would constitute a violation or breach of any other agreement by which Grantor is bound and acceptable arrangements, such as consents or amendments, cannot be made to avoid a violation or breach of such other agreement by which Grantor is bound, such Pledged Collateral will be excluded from "Collateral;" and (4) to the extent a grant of a security interest in any Deposit Account for which the relevant depository bank's jurisdiction is not in the United States and acceptable arrangements cannot be made in the United States, such Deposit Account will be excluded from "Collateral." The parties hereto agree that the amount of Debt Obligations that may be secured under this Agreement is limited under clauses (1) and (2) above, as required under the Indenture and the Participation Agreement, to only a portion of the aggregate Debt Obligations owing or which may become owing by Grantor to Lender and that any payments or repayments of such Debt Obligations shall be and be deemed to be applied first to the portion of such Debt Obligations that is not secured hereby, it being the parties' intent that the portion of such Debt Obligations last remaining unpaid shall be secured hereby."

2.
No Other Amendment or Waiver. Notwithstanding the agreement of Lender to the terms and provisions of this Amendment, Grantor acknowledges and expressly agrees that this Amendment is limited to the extent expressly set forth in this Amendment and will not constitute a modification of the Pledge and Security Agreement or any other Loan Document or a course of dealing at variance with the terms of the Pledge and Security Agreement or any other Loan Document (other than as expressly set forth above) so as to require further notice by Lender of its intent to require strict adherence to the terms of the Pledge and Security Agreement and the other Loan Documents in the future. All of the terms, conditions, provisions, and covenants of the Pledge and Security Agreement and the other Loan Documents will remain unaltered and in full force and effect except as expressly modified by this Amendment. The Pledge and Security Agreement and each other Loan Document will be deemed modified by this Amendment solely to the extent necessary to effect the waivers and amendments contemplated by this Amendment.

3.
Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

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EXHIBIT 10.29.1

First Amendment to Pledge and Security Agreement

4.
Governing Law. This Amendment and the rights and obligations of the parties to this Amendment will be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        The parties agree that this Amendment is effective as of March 25, 2003, and they have caused their authorized representatives to execute this Amendment as dated below.

GRANTOR:		LENDER:
UNION CARBIDE CORPORATION		THE DOW CHEMICAL COMPANY
By:	/s/ EDWARD W. RICH	By:	/s/ J.P. REINHARD
Name:	Edward W. Rich	Name:	J.P. Reinhard
Title:	Chief Financial Officer, Vice President, and Treasurer	Title:	Executive Vice President and Chief Financial Officer
Date:	June 16, 2003	Date:	June 16, 2003

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First Amendment to Pledge and Security Agreement